CHANGE OF NAME
DP871756429
[02-07-91          08:30]
[911007235      $35.00]


                           ARTICLES OF AMENDMENT

                                   TO THE

                           ARTICLES OF INCORPORATION OF

                                  VALENCIA CAPITAL, INC.

WE, THE UNDERSIGNED, pursuant to the Colorado Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the articles of Incorporation of Valencia Capital, Inc.

FIRST: The name of the corporation is Valencia Capital, Inc.

SECOND: The duration of the corporation is perpetual.

THIRD: The following amendments to the Articles of Incorporation were approved by the shareholders:

Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                                             ARTICLE I

                                                         Corporate Name

The name of the corporation is: Jones Naughton Entertainment, Inc.

FOURTH: The amendments set forth in Article Third above were adopted the 7th day of December, 1990.

FIFTH: The number of shares outstanding and entitled to vote of such amendments as of the 7th day of December, 1990, was 3,970,755.

{STAMP}[COMPUTER UPDATE COMPLETE]
{STAMP}[COMP. CH'D RPM

SIXTH: 3,110,626 shares voted for such amendments, and 0 shares voted against such amendments.

DATED this 20 day of December, 1990.

/s/Spike Jones, Jr.
Spike Jones, Jr., President

/s/Joseph Naughton
Joseph Naughton, Secretary

STATE OF CALIFORNIA          )
                             ) ss.
COUNTY OF LOS ANGELES        )

I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 20 day of December, 1990, personally appeared before me Spike Jones, Jr. and Joseph Naughton, who being by me first duly sworn severally declared that they are the persons who signed the foregoing Articles of Amendment as corporate officers of Valencia Capital, Inc., and that the statements contained herein are true.

/s/David K. Armstrong
NOTARY PUBLIC

Residing at: (not legible)

(SEAL)